                               AMENDMENT NO. 5 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                        AMERICAN CENTURY MUNICIPAL TRUST

          THIS AMENDMENT NO. 5 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION
OF TRUST is made as of the 17th day of December, 2002 by the Trustees hereunder.

          WHEREAS, the Trustees have executed an amendment and restatement to the Agreement and Declaration of Trust dated March 9, 1998, amended March 1,
1999, March 6, 2001, August 1, 2001, December 3, 2001 and May 8, 2002;

          AND WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century Municipal Trust (the "Trust") to establish an
Institutional class of Tax-Free Bond Fund;

          AND WHEREAS, all of assets and liabilities of the Limited-Term
Tax-Free Fund have been transferred to the Tax-Free Bond Fund.

          NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and
Restated Agreement and Declaration of Trust for the Trust is hereby amended, by deleting the text thereof in its entirety and inserting in lieu therefor the
Schedule A attached hereto.

          IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the
17th day of December, 2002.

Trustees of the American Century Municipal Trust

/s/Albert Eisenstat                           /s/Myron S. Scholes
Albert Eisenstat                              Myron S. Scholes

/s/Ronald J. Gilson                           /s/Kenneth E. Scott
Ronald J. Gilson                              Kenneth E. Scott

/s/Kathryn A. Hall                            /s/John B. Shoven
Kathryn A. Hall                               John B. Shoven

/s/William M. Lyons                           /s/Jeanne D. Wohlers
William M. Lyons                              Jeanne D. Wohlers

                                   Schedule A

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

Series                                               Class                      Date of Establishment
------                                               -----                      ---------------------

Tax-Free Money Market Fund                           Investor Class             07/31/1984

Tax-Free Bond Fund                                   Investor Class             07/31/1984
(formerly Intermediate-Term Tax-Free Fund)           Institutional Class        12/17/2002

High-Yield Municipal Fund                            Investor Class             12/15/1997
                                                     A Class                    05/08/2002
                                                     B Class                    05/08/2002
                                                     C Class                    05/01/2001
                                                     C Class II                 05/08/2002

Florida Municipal Money Market Fund                  Investor Class             04/11/1994

Florida Municipal Bond Fund                          Investor Class             04/11/1994
(formerly Florida Intermediate-Term Municipal Fund)

Arizona Municipal Bond Fund                          Investor Class             04/11/1994
(formerly Arizona Intermediate-Term Municipal Fund)

This Schedule A shall supersede any previously adopted Schedule A to the
Declaration of Trust.